Exhibit 99.1

FOR IMMEDIATE RELEASE

Everyday Health Enters into Agreement to Be Acquired by j2 Global, Inc.’s Ziff Davis for $10.50 per Share in Cash

Transaction follows a thorough strategic alternatives review process focused on maximizing shareholder value

Provides significant premium to Everyday Health shareholders

NEW YORK, October 21, 2016 - Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health marketing and communications solutions, today announced that it has entered into a definitive merger agreement with Ziff Davis, LLC, a leading digital media company in the technology, gaming and lifestyle categories, which comprises the Digital Media Division of j2 Global, Inc. (NASDAQGS: JCOM). Under the terms of the agreement, Ziff Davis will acquire Everyday Health for $10.50 per share in cash, representing an approximate enterprise value of $465 million. The transaction represents a 28% premium to Everyday Health's unaffected closing share price on October 19, 2016, the trading day prior to media reports that Everyday Health was considering strategic alternatives. It also represents a premium of approximately 57% to Everyday Health’s average closing share price over the last twelve months, up to and including October 19, 2016, the trading day prior to market speculation about a potential transaction.

Ben Wolin, Co-Founder and Chief Executive Officer of Everyday Health, commented, “We are pleased to have reached this agreement with Ziff Davis, which we believe is in the best interests of Everyday Health and our shareholders and represents the culmination of a thorough review of strategic alternatives for the Company. This compelling transaction delivers significant and immediate cash value to our shareholders, and positions Everyday Health to reach its next phase of growth. We look forward to working with the Ziff Davis team to ensure a seamless transition.”

Terms of the Agreement

Under the terms of the agreement, Ziff Davis will commence a tender offer to acquire all of the outstanding shares of Everyday Health for $10.50 per share in cash followed by a merger in which each remaining untendered share of Everyday Health common stock would be converted into the right to receive the same $10.50 cash per share consideration as in the tender offer. The Board of Directors of Everyday Health unanimously approved the transaction. The Everyday Health Board of Directors received a fairness opinion from Qatalyst Partners and recommends that Everyday Health shareholders tender their shares into the offer. With the assistance of the Company’s independent financial and legal advisors, Everyday Health conducted a thorough process to review all options to maximize value for Everyday Health’s shareholders.

The transaction is conditioned upon satisfaction of the minimum tender condition, which requires that shares representing more than 50 percent of Everyday Health’s common shares be tendered, and is subject to regulatory approvals and other customary closing conditions.

Advisors

Qatalyst Partners is serving as exclusive financial advisor to Everyday Health, and Cooley LLP is serving as its legal advisor.

About Everyday Health, Inc.

Everyday Health, Inc. (NYSE: EVDY) is a leading provider of digital health marketing and communications solutions. Everyday Health attracts a large and engaged audience of consumers and healthcare professionals to its premier health and wellness properties, and utilizes its data and analytics expertise to deliver highly personalized content experiences and efficient and effective marketing and engagement solutions. Everyday Health enables consumers to manage their daily health and wellness needs, healthcare professionals to stay informed and make better decisions for their patients, and marketers, health payers and providers to communicate and engage with consumers and healthcare professionals to drive better health outcomes. Everyday Health's content and solutions are delivered through multiple channels, including desktop, mobile web, and mobile phone and tablet applications, as well as video and social media.

Cautionary Statement Regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Everyday Health’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the merger (the “Merger”); statements regarding the anticipated filings and approvals relating to the Offer and the Merger; statements regarding the expected completion of the Offer and the Merger and statements regarding the ability of the Purchaser to complete the Offer and the Merger considering the various closing conditions. Everyday Health’s actual future results may differ materially from Everyday Health’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Everyday Health’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions to the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Everyday Health, including the risks and uncertainties detailed under “Risk Factors” and elsewhere in Everyday Health’s public filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Everyday Health undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Notice to Investors/Important Additional Information and Where to Find It

This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Everyday Health’s common stock or other securities. The tender offer (the “Offer”) described in this press release has not yet commenced. Upon commencement of the Offer, Ziff-Davis, LLC and Project Echo Acquisition Corp. (the “Purchaser”) will file with the United States Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase (the “Offer to Purchase”), letter of transmittal (the “Letter of Transmittal”), and other related documents and, thereafter, Everyday Health will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, holders of common stock and other Everyday Health securities can obtain these documents free of charge from the SEC’s website at www.sec.gov. Holders of common stock and other Everyday Health securities may also obtain, at no charge, any documents filed with or furnished to the SEC by Everyday Health from the “Investor Relations” section of Everyday Health website at http://corporate.everydayhealth.com. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF EVERYDAY HEALTH SECURITIES ARE ADVISED TO READ THESE DOCUMENTS AND RELATED EXHIBITS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER.

For further information, please contact:

Melanie Goldey

SVP, IR

(646) 728-9768

ir@everydayhealthinc.com